Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Forms S-3 (Nos. 333-57386, 333-40003, 333-18141, and 33-48480) and
in the Registration Statement on Forms S-8 (Nos. 333-81248, 333-64608, 333-18111, 333-18113, 33-92868, 33-87274, 33-48479, and 33-48478) of Praxair,
Inc. of our report dated February 12, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Stamford, Connecticut
March 14, 2002